                                                                     EXHIBIT 23

                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Dynatech Corporation on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387,
2-86457, 2-92391, 2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058,
33-30610, and 33-62551) and on Form S-8 (File Nos. 2-87779, 33-10465, 33-17243,
33-42427, 33-50768, 33-57491, 33-57495, 333-01639, and 333-16461) of our reports dated May 1, 1997, on our audits of the consolidated financial statements and financial statement schedule of Dynatech Corporation as of March 31, 1997 and 1996 and for each of the three fiscal years in the period ended March 31, 1997, which reports have been incorporated by reference or included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
June 18, 1997